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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


         Date of Report (Date earliest event reported) December 3, 1998

                             COMPARE GENERIKS, INC.
                             ----------------------
             (exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


                   0-27804                           11-3289396
                   -------                           ----------
         (Commission File Number)       (IRS Employer Identification Number)


      60 Davids Drive, Hauppauge, NY                       11788
     -------------------------------------------------------------
     (Address of principal executive offices)           (Zip Code)



       Registrant's Telephone Number, Including Area Code: (516) 273-7756
                                                           ---------------


-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)


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Item 5.           Other Events.

         Compare Generiks, Inc. (the "Registrant") was advised by The Nasdaq Stock Market that it failed to meet the continued listing requirements of The Nasdaq SmallCap Market. Specifically, the Company continues to fail to maintain a closing bid price greater than or equal to $1.00 per share.

         The Nasdaq Stock Market further stated that failure to meet the requirements by January 6, 1999 will subject the Company's securities to delisting from The Nasdaq SmallCap Market. As a result, the price of, and the volume of trading in, the Company's securities may be negatively effected.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

         (c)      Exhibits

                  (i) Letter from The Nasdaq SmallCap Market dated October 6,
                      1998.


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53944

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.



                                 COMPARE GENERIKS, INC.



                                 By:  /s/ Thomas A. Keith
                                     -----------------------------------------
                                     Thomas A. Keith
                                     President and Chief Executive Officer

Dated:   December 8, 1998